UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐ Definitive Proxy Statement
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☒ Soliciting Material under §240.14a-12

AGL RESOURCES INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The following message was sent by the Chairman and CEO of AGL Resources to all employees on August 24, 2015:

August 24, 2015

Dear Fellow Employee:

Today we embark on a journey to combine two great companies, AGL Resources and Southern Company, in a transaction with an enterprise value of approximately $12 billion. The transaction will place our company – a leader in the natural gas industry – under the umbrella of America’s leading developer of the full portfolio of energy resources. When the process is completed, Southern Company will be the second largest utility in America by customer base.

This exciting partnership will position Southern Company to help build the natural gas infrastructure needed to support our country’s energy future. Together, we will provide electricity and natural gas to more than 9 million regulated utility customers in nine states.  And integrating both companies’ unregulated businesses presents exciting opportunities to leverage our collective knowledge to better serve our wholesale and retail customers.

We have found a strong partner in Southern Company and are confident that joining two solid energy companies will benefit our customers and shareholders and will present exciting growth opportunities for our employees. As you are well aware, AGL Resources has developed a remarkable track record of forging highly successful partnerships in the natural gas industry for more than a decade, and this transaction is a logical next step. AGL Resources and Southern Company are committed to delivering reliable, affordable energy safely, while providing customers with world-class service. We have common cultures, complementary geographic footprints and the financial resources to best meet our customers’ future energy needs. Both companies value a strong safety culture, operational excellence and environmental stewardship.

Southern Company has wanted to participate in the natural gas market for some time. Our experienced team already operates some of the nation’s premiere natural gas utilities, and in some of our service areas we have major infrastructure projects under way. Clearly, this will be a natural fit for both companies. Southern Company expects to lean heavily on you and your coworkers as the natural gas experts.

Many of you may be familiar with Southern Company, but for those who are not, its companies currently serve more than 4.4 million customers. Its regulated electric utilities – Georgia Power, Alabama Power, Mississippi Power and Gulf Power – serve a 120,000-square-mile territory, and its competitive generation business extends to markets in six Southeastern states. Southern Company also operates three nuclear generating plants and is constructing the first nuclear units to be built in a generation in this country. Founded in 1912, Southern Company is headquartered in Atlanta and employs approximately 26,000 people across its corporate headquarters and all subsidiaries.

I am confident that by combining with Southern Company we will together establish a platform for long-term growth that is superior to what either company could achieve on its own.

Organization and Leadership

Until the transaction is complete, which we expect will take approximately one year, both companies will continue to operate separately. I will continue to lead our company as the chairman and CEO, and the current management team will remain in place as we move through the closing process.

Of course, throughout this transaction, our natural gas utility customers will rely on AGL Resources’s employees to continue providing the safe, reliable, cost-effective natural gas service those customers expect and deserve – from the people they’ve come to know and trust. Please continue to focus on delivering great service and outstanding results to our customers and shareholders. And we will make every effort to keep you informed as we move forward.

Next Steps and Our Commitment to You

We realize that you likely have many questions about what this announcement means for you.  At this point, we are very early in the process, and our companies need to complete a number of steps before we can answer all of your questions fully. You may review the joint news release we issued with Southern Company this morning by going here. The release, as well as initial FAQs, also will be posted on the Source.

Over the next several days, we will meet with employees in person at all of our locations.  At that time, company leaders will provide you with the latest information about the transaction and our companies.

We do want to hear from you and answer your questions throughout this process, so we’ve created a special mailbox for employees only.  Send your questions to questions@aglresources.com, and we will develop additional FAQs that will be shared on the Source.

Above all, I want to thank every single employee in all AGL Resources companies. Your dedication and hard work have been instrumental in making AGL Resources the great company it is today.  Please continue to do the outstanding jobs you perform each and every day and remain focused on delivering the exceptional results our customers and shareholders deserve and expect from us. Our management team and board of directors wholeheartedly support this transaction, and we believe it will provide new opportunities and enhanced value for our employees, our customers and our shareholders.

Finally, today’s announcement may lead to questions from the press and financial community.  It is important that we speak with one voice, so please forward any media calls to Tami Gerke at 404-584-3873 and investor calls to Sarah Stashak at 404-584-4577.

Again, thank you for everything you do for AGL Resources.

Sincerely,

John W. Somerhalder
Chairman and CEO

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between AGL Resources Inc. (the “Company”) and The Southern Company. In connection with the transaction, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement in preliminary and definitive form. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors and security holders will be able to obtain the proxy statement (when available), as well as other filings containing information about AGL Resources Inc., free of charge, at the SEC’s website at www.sec.gov, or free of charge from the Company at www.aglresources.com under the tab Investor Relations/SEC Filings or by directing a request to the Company at AGL Resources Inc., P.O. Box 4569, Atlanta, GA 30302-4569.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction.  Information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 17, 2015. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

To the extent any statements made in this communication contain information that is not historical, these statements are forward-looking statements and are subject to uncertainties and risks.  These forward-looking statements relate to, among other things, the expected benefits of the transaction such as efficiencies, cost savings, growth potential, and the expected timing of the completion of the transaction. Forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following:  the failure to receive, on a timely basis or otherwise, the required approvals in connection with the transaction with The Southern Company by the Company’s shareholders and government or regulatory agencies (including the terms of such approvals); the risk that another condition to closing of the merger may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this communication, as well as under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and Item 1.A in the Company’s most recent Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Company, investors and security holders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.